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                                                                      EXHIBIT 23

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accounts, we hereby consent to the incorporation by reference of our report dated April 24, 2002, included in this Annual Report on Form 11-K of the Savings Plan of the Connecticut Water Company, for the year ended December 31, 2001, into Connecticut Water Service, Inc.'s previously filed Form S-8 Registration Statement (File No. 333-51702).

ARTHUR ANDERSEN LLP

/s/ Arthur Andersen LLP
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Hartford, Connecticut
June 6, 2002